News Release

HOPE BANCORP APPOINTS KEVIN S. KIM CHAIRMAN OF THE BOARD
AND SCOTT YOON-SUK WHANG AS LEAD INDEPENDENT DIRECTOR

LOS ANGELES - May 23, 2019 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today announced that its Board of Directors appointed President and Chief Executive Officer Kevin S. Kim as Chairman of the Board of Directors of the Company and Bank, effective immediately. Mr. Kim succeeds Scott Yoon-Suk Whang, who was appointed Lead Independent Director of the Company and Bank, effective immediately.

“Our Board of Directors has absolute confidence in Mr. Kim’s ability to lead the Company’s strategic vision,” said Scott Yoon-Suk Whang, Lead Independent Director. “We believe that unifying the role of the Chairman and CEO is the most effective leadership structure at this time. And in accordance with our governance philosophy, I will continue my active participation as the Lead Independent Director on behalf of the Board and provide appropriate independent oversight. We also believe this structure will further promote our Board’s effectiveness and more appropriately allocate authority and responsibility between the Board and management.”

“On behalf of the Board of Directors, I express my sincerest appreciation to Mr. Whang for his strong leadership over the past two years as Chairman of the Board. I look forward to continuing to work collaboratively with him as our Lead Independent Director,” said Kevin S. Kim, Chairman, President & Chief Executive Officer.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $15.4 billion in total assets as of March 31, 2019. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 60 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; and regulatory risks associated with current and future regulations. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

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Contacts:
Angie Yang
SVP, Director of Investor Relations &
Corporate Communications
213-251-2219
angie.yang@bankofhope.com